Exhibit 23.1




                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS

Jones Apparel Group, Inc.
New York, New York


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 6, 1998, relating to the consolidated financial statements and schedule of Jones Apparel Group, Inc. and subsidiaries, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption
"Experts" in that Prospectus.


                                   /s/ BDO Seidman, LLP
                                   ---------------------
                                   BDO Seidman, LLP

New York, New York
January 22, 1999